UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
August 30, 2007
ECOLOGY COATINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
35980 Woodward Avenue, Suite 200
Bloomfield Hills, MI 48304

(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (248) 723-2223
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.
The following includes an update to clarify and provide additional detail to information first disclosed by Ecology Coatings, Inc., a Nevada corporation (the “Company”) on its Current Report on Form 8-K filed August 30, 2007.

Item 4.01. Changes in Registrant’s Certifying Accountant.
SIGNATURES
Letter from Semple, Marchal & Cooper, LLP

Item 4.01. Changes in Registrant’s Certifying Accountant.
As previously reported on Form 8-K filed July 30, 2007, the Company, then named OCIS Corporation (“OCIS”), completed a merger with Ecology Coatings, Inc., a California corporation (“Ecology-CA”), pursuant to which a wholly-owned subsidiary of the Company merged with and into Ecology-CA (the “Merger”). As a result of the Merger, Ecology-CA became the Company’s wholly-owned subsidiary, and the shareholders of Ecology-CA became the Company’s controlling shareholders. As such, the Merger was accounted for as a reverse merger under generally accepted accounting principles, with Ecology-CA as the acquirer for accounting purposes. The Company subsequently changed its name from OCIS Corporation to Ecology Coatings, Inc.
The Company disclosed the financial statements of Ecology-CA for the years ended September 30, 2005 and 2006 in the Form 8-K filed July 30, 2007. The audit reports prepared by the independent registered public accounting firm of Semple, Marchal & Cooper, LLP (“Semple”) with respect thereto were also disclosed in such filing. Finally, the Company reported that it had engaged Semple as the Company’s certifying accountant, replacing the prior accounting firm of Child, Van Wagoner & Bradshaw, PLLC.
On August 30, 2007, the Company reported on Form 8-K that the Company was then dismissing Semple as the Company’s certifying accountants and engaging UHY, LLP (“UHY”) to audit the financial statements for the year ending September 30, 2007. The Company dismissed Semple due to the geographical distance between their offices in Phoenix, Arizona and the Company’s operations, which are located in Michigan and Ohio. UHY maintains an office in Southfield, Michigan, which is geographically close to the Company’s headquarters.
Given the short term of engagement with the Company, Semple did not report on the financial statements of the Company. Moreover, there were no disagreements with Semple on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
Semple did, however, have the opportunity to report on the financial statements of Ecology-CA for the years ended September, 2005 and 2006. Those reports did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified due to uncertainty, audit scope or accounting principle, except for the following: Semple’s reports on the financial statements of Ecology-CA as of and for the years ended September 30, 2005 and 2006 contained a separate paragraph stating, “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the

Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”
The Company has provided Semple a copy of the above disclosures and has requested that Semple furnish a letter addressed to the Securities and Exchange Commission stating whether or not Semple agrees with the above statements. Pursuant to our request, Semple has provided the letter attached hereto as Exhibit 16.2.
(d) Exhibits:

Exhibit
Number	Description

16.2	Letter from Semple, Marchal & Cooper, LLP addressed to the Securities and Exchange Commission.

SIGNATURES
     In accordance with the requirements of the Securities Exchange Act of 1934, Ecology Coatings, Inc., has duly caused this report to be signed on its behalf by the undersigned hereto
Date: September 11, 2007

ECOLOGY COATINGS, INC., A Nevada corporation
/s/ Adam S. Tracy
By: Adam S. Tracy, Esq.
Title:	Vice President, General Counsel & Secretary